CERNER                                     Cerner Corporation
                                         2800 Rockcreek Parkway
                                                Kansas City, MO
                                                     64117-2551
                                                  (816)221-1024
                                              (816)474-1742 Fax

April 17, 1998



Dear Shareholder:

The Annual Meeting of Shareholders of Cerner Corporation (the "Company") will be held at 10:00 a.m., local time, on May 22, 1998, at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108. The enclosed notice of the meeting and proxy statement contains detailed information about the business to be transacted at the meeting.

The Board of Directors has nominated Gerald E. Bisbee, Jr. and Michael E. Herman, the present Class III Directors, to stand for election as Class III Directors for a term ending at the 2001 Annual Meeting of Shareholders. The Board recommends that you vote for the nominees.

In addition to the election of the Board of Directors, you are being asked to approve an amendment to Stock Option Plan D and the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for 1998. The Board of Directors recommends that you vote for the amendment to Stock Option Plan D and for KPMG Peat Marwick LLP.

On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed business reply envelope will help insure that as many shares as possible are represented.

Very truly yours,

CERNER CORPORATION

/s/Clifford W. Illig

Clifford W. Illig
President and Chief Operating Officer

Enclosures

CERNER CORPORATION
2800 Rockcreek Parkway
Kansas City, Missouri 64117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Cerner Corporation, a Delaware corporation (the
"Company"), will be held at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108, on May
22,1998, at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

       a. to elect two Class III Directors to serve for a three year term until the 2001 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

       b. To amend Stock Option Plan D by increasing the number of shares subject to the Plan from 2,600,000 to 4,600,000.

       c. to consider and act upon ratification and approval of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending January 2, 1999; and

       d. to consider and act upon any other matters which may
     properly come before the Annual      Meeting of Shareholders
     or any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

     The Board of Directors of the Company solicits you to sign, date and promptly mail the Proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting of Shareholders. You are urged, however, to attend the Annual Meeting of Shareholders.

                              BY ORDER OF THE BOARD OF DIRECTORS,


                              /s/Randy D. Sims

                              Randy D. Sims
                              Secretary

                         Kansas City, Missouri
                           April 17, 1998

                         CERNER CORPORATION
                        2800 Rockcreek Parkway
                      Kansas City, Missouri 64117

                           --------------
                           PROXY STATEMENT

                           --------------

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cerner Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 22, 1998, commencing at 10:00 a.m., local time, at the American Heartland Theater, 2450 Grand Avenue, Kansas City, Missouri 64108, and any adjournment thereof (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders to the holders of record of outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") as of March 27, 1998, on or about April 17, 1998.

     Only the holders of record of shares of Common Stock as of the close of business on March 27, 1998 are entitled to vote on the matters to be presented at the meeting, either in person or by proxy. Holders of shares of Common Stock are entitled to one vote per share outstanding in their names on the record date with respect to such matters. At the close of business on March 27, 1998, there were outstanding and entitled to vote a total of 32,711,541 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

     You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy, but your Proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers and directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with shareholders' instructions. If no instructions are given, Proxies will be voted as follows:

       a. to elect Gerald E. Bisbee, Jr. and Michael E. Herman as Class III Directors to serve for a three year term until the 2001 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

       b.   To amend Stock Option Plan D to increase the number
     of shares of Common Stock of the   Company subject to the
     Plan from 2,600,000 to 4,600,000.

       c. to ratify and approve the selection of KPMG Peat
     Marwick LLP as the Company's independent auditors for the fiscal year ending January 2, 1999; and

     d. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

                         QUORUM REQUIREMENTS

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The table below sets forth information, as of March 2, 1998 (unless otherwise indicated below), with respect to the beneficial ownership of the issued and outstanding shares of Common Stock by (i) each person known to the Company to own beneficially more than 5 percent of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table, and (iv) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.


                       Amount and Nature
                  of BeneficialPercent of Shares

Name and Address of Beneficial Owner     Ownership    Outstanding

Neal L. Patterson.................     3,522,908 (1)     10.77%

Clifford W. Illig.................     3,566,499 (2)     10.91%

AMVESCAP PLC .....................     2,922,400 (3)      8.95%

Jeffrey C. Reene..................       113,966            *

Gerald E. Bisbee, Jr..............        81,400 (4)        *

Michael E. Herman.................        59,000 (5)        *

Alan D. Dietrich..................        50,376 (6)        *

Thomas C. Tinstman, M.D...........        37,860 (7)        *

Jack A. Newman, Jr................        33,151 (8)        *

John C. Danforth..................        21,300 (9)        *

Thomas A. McDonnell...............        16,000 (10)       *

All directors and executive officers,
 as a group (15 persons)..........     7,595,967         23.02%

____________________
*  Less than one percent

(1)Includes 72,000 shares issuable under presently exercisable stock options, 196,000 shares held in trust for minor children with Jeanne Lillig-Patterson, wife of Neal L. Patterson, serving as trustee and 30,000 shares, which Mr. Patterson gifted to a charitable foundation, for which he has shared voting and dispositive power. Excludes 46,568 shares held by Jeanne Lillig-Patterson, wife of Neal L. Patterson, as to all of which Mr. Patterson disclaims beneficial ownership. The address for Mr. Patterson is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(2)Includes 48,000 shares issuable under presently exercisable stock options, 195,667 shares held in trust for minor children with Bonne A. Illig, wife of Clifford W. Illig, serving as trustee and 75,418 shares, which Mr. Illig gifted to a charitable foundation, for which he has shared voting and dispositive power. The address for Mr. Illig is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(3)According to Schedule 13G, dated February 9, 1998, and filed by AMVESCAP PLC, AMVESCAP PLC has shared dispositive and voting power with respect to 2,922,400 shares of Common Stock. AMVESCAP PLC is a Parent Holding Company in accordance with Rule 13d-1(b) (ii) (G). The subsidiaries which acquired the Common Stock being reported by the holding company are AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., and INVESCO North American Holdings, Inc. The address for AMVESCAP PLC is 11 Devonshire Square, London EC2M 4 YR, England.

(4)Includes 80,000 shares issuable under presently exercisable stock options.

(5)Includes 24,000 shares issuable under presently exercisable stock options, 15,000 shares held by the Herman Family Trading Company, a partnership in which Mr. Herman is a general partner and 20,000 shares held in the Michael E. Herman Revocable Trust. Excludes 1,850 shares owned by his spouse and 570 shares owned by his son as to which Mr. Herman disclaims beneficial ownership.

(6)Includes 17,000 shares issuable under presently exercisable stock options.

(7)Includes 15,500 shares issuable under presently exercisable stock options.

(8)Includes 25,000 shares issuable under presently exercisable stock options.

(9)Includes 16,000 shares issuable under stock options which are exercisable on May 14, 1998.

(10)Includes 16,000 shares issuable under stock options which are exercisable on May 14, 1998.



ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes as nearly equal as possible, each having a term of three years. Each year the term of office of one class of directors expires. The authorized number of directors is seven.

     The Board of Directors intends to present for action at the Annual Meeting the election of Gerald E. Bisbee, Jr. and Michael
E. Herman, whose terms expire at the Annual Meeting, as Class III Directors to serve for a three year term until the 2001 Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified.

     The Directors in Class I (Neal L. Patterson, Thomas A. McDonnell and John C. Danforth) and the Directors in Class II (Clifford W. Illig and Thomas C. Tinstman, M.D.) have been elected to terms expiring at the time of the Annual Meetings of Shareholders in 1999 and 2000, respectively. No shareholder may vote in person or by proxy for greater than two nominees at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

     It is intended that shares represented by a Proxy given pursuant to this solicitation will be voted in favor of the election of Gerald E. Bisbee, Jr. and Michael E. Herman as the Class III Directors, unless such authority is specifically withheld. In the event that either of such persons should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominees as may be nominated by the Board of Directors. All of the above named persons have indicated willingness to serve if elected and it is not anticipated that any of them will become unavailable for election.

     The Certificate of Incorporation and Bylaws of the Company provide that advance notice of shareholder nominations for an election of directors must be given. Written notice of the shareholder's intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than 120 days in advance of the date of such meeting in the case of an annual meeting and, in the case of a special meeting, not more than seven days following the date of notice of the meeting. The notice must contain (i) the name and address of the shareholder who intends to make the nomination and of the person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iii) the names and addresses, as they appear in the Company's books, of such shareholder, (iv) the class and number of shares beneficially owned by such nominating shareholder and each nominee proposed by such shareholder, (v) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made, (vi) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if the Company were soliciting proxies for the election of such nominees, and (vii) the consent of the nominee to serve as a director of the Company if so elected. No such notice has been received, and the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director.





     The following table sets forth certain information as to the persons nominated by the Board of Directors for election as directors of the Company and each director whose term of office will continue after the Annual Meeting:


                                              Director Since/
         Name                          Age      Term Expires

     To Serve in Office Until 1998 (Class III)
         Gerald E. Bisbee, Jr. (2)     55       1988/1998
         Michael E. Herman (1)(3)      56       1995/1998

     To Serve in Office Until 1999 (Class I)
         Neal L. Patterson (1)         48       1980/1999
         Thomas A. McDonnell (2)(3)    52       1996/1999
         John C. Danforth (2)(3)       61       1996/1999

     To Serve in Office Until 2000 (Class II)
         Clifford W. Illig (1)         47       1980/2000
         Thomas C. Tinstman, M.D.      53       1989/2000

____________________
(1)  Member of Executive Committee.
(2)  Member of Audit Committee.
(3)  Member of Compensation Committee.

     Gerald E. Bisbee, Jr. has been a Director of the Company since February 1988. Mr. Bisbee is President of The Bisbee Group, a consulting firm. He has been a director of Apache Medical Systems, Inc. since December 1989. He was Chief Executive Officer of Apache Medical Systems from December 1989 to December 1997. Apache Medical Systems, Inc. implements and analyzes healthcare support systems for intensive care units.
Mr. Bisbee has served as a director of Geriatric and Medical Centers, Inc. since 1988, and has served as a director of Yamarchi Capital Funds since 1989.

     John C. Danforth has been a Director of the Company since May 1996. He has been a partner in the law firm of Bryan Cave LLP since 1995. For more than five years prior to 1995 he was a member of the United States Senate. Mr. Danforth is a director of Dow Chemical Corporation.

     Michael E. Herman has been a Director of the Company since May 1995. He is President of the Kansas City Royals Baseball Club, Chairman of the Investment Committee of the Kauffman Foundation (President from 1985 to 1990) and was the Executive Vice President and Chief Financial Officer of Marion Laboratories, Inc. from 1974 to 1990. Mr. Herman is a director of Janus Capital Corporation, Seafield Capital Corporation, Agouron Pharmaceuticals, Inc., and SCH Corporation.

     Clifford W. Illig has been a Director, President and Chief
Operating Officer for more than five years.

     Thomas A. McDonnell has been a Director of the Company since May 1996. He is President and Chief Executive Officer of DST Systems, Inc., a provider of sophisticated information processing and computer software services and products, primarily to mutual funds, insurance providers, banks and other financial services organizations. Mr. McDonnell joined DST Systems, Inc. in 1969 and has been President since 1973. Mr. McDonnell is a director of DST Systems, Inc., Janus Capital Corporation, Nellcor-Puritan-Bennett Corporation, Informix Software, Inc., BHA Group, Inc., Computer Sciences Corporation, and Euronet Services, Inc.

     Neal L. Patterson has been Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years.

     Thomas C. Tinstman, M.D. has been a Director of the Company since May 1989. In November, 1995 Dr. Tinstman became Senior Vice President of the Company. From February, 1994 to October, 1995 Dr. Tinstman was director of Medical Informatics with University of Texas Medical Branch in Galveston, Texas. Prior to that he was a physician in private practice with Internal Medicine Associates, P.C. in Omaha, Nebraska. From 1977 to January, 1994, Dr. Tinstman served as Associate Medical Director of Pulmonary Medical Services at Bishop Clarkson Memorial Hospital and as Medical Director of the Respiratory Therapy Department of Midland Hospital, both in Omaha, Nebraska. Dr. Tinstman has served as a director of Smith-Haynes Trust, Inc. since 1988.

Meetings of the Board and Committees

     The Board of Directors has established Executive, Audit, and
Compensation Committees of the Board of Directors, but does not have a Nominating Committee. During 1997, the Board of Directors held three meetings.

     The Executive Committee acts in place of the Board of Directors when the Board of Directors is not in session and may exercise all of the powers of the Board of Directors, except with respect to certain corporate matters, including mergers, dissolution, sale of property, issuance of stock, declaring dividends or amending the Certificate of Incorporation or Bylaws
of the Company.   The Executive Committee did not meet during
1997.

     The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent accountants. The Audit Committee met three times during 1997.

     The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Illig and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans. The Compensation Committee met twice during 1997.




EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total salary and bonuses for the fiscal year ended January 3, 1998 exceeded $100,000:


Summary Compensation Table

                                      Annual Compensation     All Other
                                      -------------------
                                                             Compensation
Name and Principal Position     Year  Salary($)   Bonus($)       ($) (1)
---------------------------     ----  ---------   --------   ------------
Neal L. Patterson               1997  375,961     196,876         660
 Chairman of the Board of       1996  350,000      90,000         660
 Directors and Chief            1995  339,744     123,750         654
 Executive Officer

Jack A. Newman, Jr. (2)         1997  350,520     198,631         660
 Executive Vice President       1996  317,596     131,250         660
                                1995     -           -             -

Clifford W. Illig               1997  299,519     175,000         660
 President and Chief            1996  275,000      78,750         660
 Operating Officer              1995  275,513     116,250         654

Alan D. Dietrich                1997  172,115     192,990         660
 Senior Vice President          1996  135,023      86,818         660
                                1995  117,694      58,017         654

Jeffrey C. Reene                1997  193,621     170,000         660
 Executive Vice President       1996  158,325      75,755         660
                                1995  156,450      75,525         654

____________________
(1)Consists of $600, being the Company's matching contribution to the named individual's account in the Cerner Corporation
   Associate 401(k) Retirement Plan, and $60, being the insurance premiums paid by the Company with respect to term life insurance for each named individual.

(2) Mr. Newman became an executive officer of the Company on January 2, 1996.


Stock Option Plans

     The following table reports information with respect to the award of stock options during the year ended January 3, 1998 for each of the named executive officers in the Summary Compensation
Table:


                  Option Grants In Last Fiscal Year


                           Number of    Percent of
                          Securities  total options
                          underlying    granted to    Exercise
                           Options       employees      price  Expiration    Grant date
Name                      granted (#)  in fiscal year   ($/Sh)   date      present value ($)
----                      ----------   -------------- -------- ----------  -------------

Neal L. Patterson              --            --          --        --        --
Jack A. Newman, Jr. (1)(2)   25,000         1.6         15.00    02/24/22   240,914
Clifford W. Illig              --            --          --        --        --
Alan D. Dietrich (1)(2)      20,000         1.3         15.00    02/24/22   192,731
Jeffrey C. Reene               --            --          --        --        --

____________________
(1)These options were issued at a price that exceeded the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in varying amounts per year, assuming the optionee remains an employee of the Company, over a period of 10 years from the date of grant.

 (2)The grant date present value was calculated using the Black-
   Scholes option pricing model with the following weighted average assumptions: expected dividend yield of zero percent; expected stock volatility of 56.9%; risk-free interest rate of 6.2%; and expected years until exercise of eight years for each option.


     The following table reports information with respect to the January 3, 1998 option values for each of the named executive officers in the Summary Compensation Table:

   Aggregated Option Exercises In Last Fiscal Year and January 3, 1998
                               Option Values
                                                      Number of
                                                      Securities
                                                      Underlying
                                                     Unexercised
                                                      Options at      Value of Unexercised
                                                    January 3, 1998  In-the-Money Options at
                            Shares                       (#)            January 3, 1998 ($)
                                                    ---------------  -----------------------
                          Acquired on    Value       Exercisable/         Exercisable/
Name                      Exercise(#)  Realized($)  Unexercisable(1)   Unexercisable (1)
-----                     -----------  -----------  ---------------- -----------------------
Neal L. Patterson             -           -          72,000/288,000           0/0
Jack A. Newman, Jr.           -           -          22,500/152,500      33,750/366,250
Clifford W. Illig             -           -          48,000/192,000           0/0
Alan D. Dietrich              -           -          11,000/ 49,000     103,813/413,688
Jeffrey C. Reene              -           -               0/0                 0/0

____________________
(1)The numbers in the column headed Number of Securities Underlying Unexercised Options at January 3, 1998 and the dollar amounts in the column headed Value of Unexercised In-the-Money Options at January 3, 1998 reflect (i) the number of shares of Common Stock into which options are exercisable and unexercisable and (ii) the difference between the fair market value on January 3, 1998, of such shares of Common Stock and the exercise price of the options.

Director Compensation

     Nonemployee directors of the Company receive compensation of $2,500 for each meeting of the Board of Directors attended and an additional $500 for each committee meeting attended, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. During 1997, payments, excluding expense reimbursements, were $9,000 to Mr. Bisbee, $6,000 to Mr. Herman, $10,000 to Mr. McDonnell, and $10,000 to Mr. Danforth.

Executive Compensation

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of the individuals listed below. All of the members of the Compensation Committee are outside directors. The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Illig and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans. The Board of Directors comprised the Stock Option Committee for Stock Option Plan D during 1997 and Mr. Illig and Mr. Patterson comprised the Stock Option Committee for Stock Option Plan E during 1997.

     The compensation policies of the Company have been designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive salaries based upon individual performance, together with quarterly cash bonuses awarded for the achievement of goals established by the Compensation Committee. In addition, it has been the policy of the Company to grant stock options to executives upon their commencement of employment with the Company or their becoming such executive officers in an effort to strengthen the mutuality of interests between such executives and the Company's shareholders.

     Annual Compensation

     Total annual cash compensation for executive officers of the Company consists of base salary and a potential annual cash bonus based upon an incentive plan adopted each year by the Compensation Committee. Total annual cash compensation varies each year based on changes in base salary and in the cash bonus. The incentive plan for executive officers other than Mr. Patterson and Mr. Illig, consists of various objective goals, both related to areas for which such executive officer has responsibility and for Company wide performance. Attainment of each goal is objective, but the amount of the bonus is also affected by a subjective analysis of the executive's overall performance. For Mr. Patterson and Mr. Illig the sole goal during the 1997 plan year consisted of earnings per share. Attainment by Messrs. Patterson and Illig of this goal is done on an objective basis without any subjective analysis of their overall performance. Under the incentive plan, each executive may earn up to a maximum amount approved by the Compensation Committee on a subjective basis designed to create a significant incentive in relation to such executive's salary. During 1997 the Company's executive officers, as a group, earned approximately 93 percent of the bonuses available.

     The salary of each executive officer is approved on a subjective basis by the Compensation Committee at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Compensation Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive plan payments for 1997, the Compensation Committee considered, among other matters, the Company's performance during 1996 and the compensation of the five most highly compensated officers for 1995 and 1996 of the Company's principle competitors for which information was available, although the Compensation Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Compensation Committee.

     Mr. Patterson's compensation during the year ended January 3, 1998 consisted of $375,961 in salary and $196,876 in payments earned under the Company's incentive plan. Mr. Patterson earned approximately 88 percent of the incentives available under the incentive plan during 1997. In determining Mr. Patterson's salary and potential incentive plan payments for 1997, the Compensation Committee considered, among other matters, the Company's performance during 1996 and the compensation of the chief executive officer for 1995 and 1996 of the Company's principle competitors for which information was available, although the Compensation Committee did not target his compensation to any particular group of these companies.

     Long-Term Incentive Compensation

     The long-term incentive compensation for executive officers consists of awards of stock options granted under the Company's stock option plans typically upon their commencement of employment with the Company or promotion to executive officer and stock options granted during the employment as executive officers. The Compensation Committee believes stock options create an incentive for executive officers to contribute to sustained, long-term growth in the Company's performance. The Compensation Committee believe that stock options create a mutuality of interest between the Company's executive officers and shareholders. Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers to date have exercisable prices equal to or greater than the fair market value of the Common Stock on the date of the grant of the stock option.

          Members of the Compensation Committee:

               John C. Danforth
               Michael E. Herman
               Thomas A. McDonnell



Company Performance

     The following graph presents a comparison for the five-year period ended December 31, 1997 of the performance of the Common Stock of the Company with the Nasdaq Composite Index (as calculated by The Center for Research in Security Prices) and the Nasdaq Computer/Data Processing Group (as calculated by The Center for Research in Security Prices):

              Comparison of Five Year Cumulative Return Among
               Cerner Corporation, Nasdaq Computer and Data
           Processing Index and Nasdaq Stock Market (US Companies)


                                       Nasdaq Computer    Nasdaq Stock
Measurement Period          Cerner        and Data           Market
(Fiscal Year Covered)        Corp.    Processing Index   (US Companies)

Measurement Point-12/31/92   $100          $100               $100

FYE 12/31/93                 $157.50       $105.80            $114.80
FYE 12/31/94                 $159.70       $128.50            $112.20
FYE 12/31/95                 $148.40       $195.70            $158.70
FYE 12/31/96                 $112.20       $241.50            $195.20
FYE 12/31/97                 $152.90       $296.70            $239.50


     The above comparison assumes $100 was invested on December 31, 1992 in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends. The results of each component issuer of each group are weighted according to such issuer's stock market capitalization at the beginning of each year.


AMENDMENT OF STOCK OPTION PLAN D

     The Board of Directors of the Company is recommending to the shareholders an amendment to Stock Option Plan D which would increase the number of shares of Common Stock for which options could be granted under Stock Option Plan D from 2,600,000 to 4,600,000. At March 2, 1998, there were outstanding options to acquire 4,408,857 shares of the Company's Common Stock under the Company's stock option plans. At March 2, 1998, the Company could have issued options for an aggregate of 380,034 additional shares of Common Stock under the Company's stock option plans.

      The Board of Directors believes that the use of relatively long vesting schedules combined with long option expiration dates facilitates the Company's hiring and retaining good employees and meets the Company's goal of establishing a broad based, long-term orientation for the Company's high performance employees. Since the beginning of 1995 the Company has granted options to purchase an aggregate of 4,145,951 shares of Common Stock of the Company under the Company's stock option plans. Approximately 90 percent of the options had vesting schedules of ten years or more at the time of grant and the Company currently intends to continue issuing options with long vesting schedules. The Company believes that the combination of long vesting schedules and the requirement that the optionee be employed by the Company at the time of exercise will cause a smaller percentage of the option to be exercised than would be the case for options with shorter vesting schedules.

     Under Stock Option Plan D stock options may be granted to employees, directors, advisors and consultants to the Company and any of its subsidiaries.


Description of Stock Option Plan D

     Shares Subject to Options. Currently a maximum of 2,600,000 shares of Common Stock may be issued upon exercise of options under Stock Option Plan D. If the amendment is approved a maximum of 4,600,000 shares of Common Stock may be issued upon exercise of options granted under Stock Option Plan D. Options for 2,425,908 shares were outstanding under Stock Option Plan D as of March 2, 1998. As of March 2, 1998 the market value of the shares for which options could be issued under Stock Option Plan D was $3,590,648. If the amendment is approved, the market value of the shares for which options could be granted under Stock Option Plan D will increase to $44,840,648, based on the March 2, 1998 valuation. The number of shares subject to Stock Option Plan D and any outstanding options and the option price of outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock.

     Administration. Stock Option Plan D is administered by the a Stock Option Committee consisting of not less than two nor more than five members of the Board of Directors who are appointed by
the Board (the " Committee").   Subject to the provisions of
Stock Option Plan D, the Committee has sole authority to determine who will be granted options, the price at which the options may be exercised, when the options will be granted, the time or times when options will be exercisable, the duration of the options and the form of the option agreement; provided however that the Board of Directors must approve any grant of more than 100,000 shares to an individual.

     Option Price. The option price of each option is determined by the Committee. All outstanding options have been issued at or above the fair market value of the shares subject to the options on the date of grant. The Company expects to continue to follow this pricing procedure. Options may be exercised by paying the stock option price in cash, with shares of Common Stock or by surrender of options having a net value equal to the exercise price.

     Eligible Option Holders. Subject to selection by the Committee, any employee, director, advisor or consultant to the Company or any of its subsidiaries is eligible to be granted one or more options pursuant to Stock Option Plan D.

     Maximum Option Term. Options may be granted for whatever period of time is determined by the Committee.

     Nontransferability. No option is transferable by the optionee except by will or by the laws of descent or distribution.

     Exercise of Options. Options under Stock Option Plan D are exercisable at the times and on the terms and conditions set forth in the option agreement authorized by the Committee.

     Termination of Options. Options will terminate concurrently with termination of employment for any reason other than death.

     Amendments. The Committee may amend, modify or terminate Stock Option Plan D without the approval of shareholders, except that shareholder approval is required for any amendment which would (i) increase the maximum number of shares of Common Stock subject to Stock Option Plan D, except adjustments made by reason of stock splits, stock dividends or made upon changes in capitalization, (ii) alter the eligibility requirements for the optionees under Stock Option Plan D or (iii) extend the duration of Stock Option Plan D.

     Duration.  No option may be granted under Stock Option Plan
D after January 1, 2005.

     Federal Income Tax Consequences. In general, the grant of an option under Stock Option Plan D does not result in any Federal income tax consequences to the Company or to the optionee. The exercise by an optionee of an option under Stock Option Plan D will generally result in Federal income tax consequences to the optionee. The excess, if any, of the fair market value of the Common Stock received upon the exercise of the option at the time of exercise over the amount paid for such Common Stock is included in the taxable income of the optionee for the year in which the option is exercised. Upon exercise of an option by an optionee, the Company may deduct an amount equal to the amount included in the optionee's ordinary income, provided the Company satisfies applicable information reporting and income and payroll tax withholding requirements.

     Miscellaneous Information. To the extent that any option remains unexercised upon its termination or expiration, the shares subject to such option will again be available for the granting of other options under Stock Option Plan D.

     Stock Option Plan D does not contain any provisions requiring an optionee to hold the optioned stock for any period after exercise of the option. However, such a provision may be included in any option granted by the Committee.

Stock Option Plan D Benefits

     All current directors of the Company, all current executive officers of the Company (including those that are directors) and all employees of the Company are eligible to receive options under Stock Option Plan D. The dollar value and number of options which will be received by the directors and the five individuals named in the Summary Compensation Table, all current executive officers and all employees is not currently determinable due to the discretionary nature of Stock Option Plan
D. Stock Option Plan D provides that all employees of the Company are eligible to receive Stock Option Plan D benefits and that the Committee has sole authority to determine which employees will be granted options under Stock Option Plan D. As of the date hereof, the Committee has not decided which additional employees will be granted such options, although under the compensation program currently being employed by the Company it should be expected that most if not all of the employees of the Company that are considered to be high performance employees, including executive officers of the Company, will be rewarded with the grant of additional stock options.

     The affirmative vote of a majority of the shares of Common
Stock present or represented at the Annual Meeting is required to approve the amendment to Stock Option Plan D.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
AMEND  STOCK OPTION PLAN D.


     RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year ending January 2, 1999. KPMG Peat Marwick LLP has served as auditors for the Company since 1983. It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and also will be available to respond to appropriate questions.

     The affirmative vote of a majority of the shares of Common
Stock present or represented at the Annual Meeting is required for the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
APPROVAL AND RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK
LLP.

CERTAIN TRANSACTIONS

     The Company leases an airplane from a company owned by Mr. Neal L. Patterson and Mr. Clifford W. Illig. The airplane is leased on a per mile basis with no minimum usage guarantee. The Company has a right of first refusal on usage of the airplane to guarantee its availability to the Company. The lease rate is believed to approximate fair market value for this type of aircraft. During 1996 and 1997, respectively, the Company paid an aggregate of $370,562 and $378,844 for rental of the airplane. The airplane is used principally by Mr. Patterson to increase the number of client visits he can make and to reduce the physical strain of his heavy travel schedule. The Company intends to continue the use of the airplane in 1998.

     The Company has engaged Gerald E. Bisbee, Jr. to provide consulting services for up to 90 days in connection with the operations of a subsidiary of the Company. Mr. Bisbee will be paid $1,200 per day plus expenses when he is on site. The total of Mr. Bisbee's consulting fees plus expenses is capped at $100,000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and holders of ten percent or more of the Company's equity securities are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended January 3, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of ten percent or more of the Company's equity securities were complied with.

FINANCIAL STATEMENTS

     The Annual Report to Shareholders of the Company for the fiscal year ended January 3, 1998, is enclosed with this Proxy
Statement.

GENERAL INFORMATION

Other Matters

     The Bylaws of the Company require that for business to be properly brought before an annual shareholders' meeting, the Company must have received prior written notice of such business not later than 120 days in advance of the date of such meeting. The notice must describe the proposed business, the shareholders' name and address, a description of the class and number of shares of stock of the Company which are beneficially owned (as that term is defined in the Certificate of Incorporation of the Company) by the shareholder, any material interest of the shareholder in such business and all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company. Because no such notice has been received in a timely manner, the only business which may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors.

     The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

Deadline for Shareholder Proposals

     Proposals by holders of the shares of Common Stock which are intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company no later than January 31, 1999 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Act of 1934 and must comply with the advance notice and information requirement described under the heading "GENERAL INFORMATION -- Other Matters" above to be presented at that meeting.

Voting Matters

     In accordance with Delaware law, a shareholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to approve and ratify the selection of the Company's independent auditors are treated as votes against the particular proposal. Broker non-votes on the election of directors or the proposal to approve and ratify the selection of the Company's independent auditors are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

Expenses of Solicitation

     All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by some of the regular employees of the Company. The Company has engaged Morrow & Co., Inc. ("Morrow") as paid solicitors in connection with the Annual Meeting. Morrow will be paid to solicit proxies and distribute proxy materials to nominees, brokers and institutions. The anticipated cost of such services is $5,000, plus expenses. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of Common Stock held of record by such persons.

                         BY ORDER OF THE BOARD OF DIRECTORS,


                         /s/Randy D. Sims

                         Randy D. Sims
                         Secretary

Kansas City, Missouri
April 17, 1998

1998 Proxy Card

CERNER CORPORATION
2800 Rockcreek Parkway                                 PROXY
Kansas City, Missouri 64117




This Proxy is for the 1998 Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation, to be held May 22, 1998, at 10:00 a.m., local time, at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CERNER CORPORATION.

The undersigned hereby appoints Clifford W. Illig and Neal L. Patterson, and each of them, jointly and severally, with full power of substitution, as attorneys-in-fact, to vote all the shares of Common Stock which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of Cerner Corporation to be held on May 22, 1998, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the purposes set forth.
    --------------------------------------------------------------------
   |THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.|
    --------------------------------------------------------------------

1.  Election of Directors:                   To withhold authority to vote
                                             for any nominee(s), mark the "FOR"
Gerald E. Bisbee, Jr. and Micheal E. Herman  box and write the name of each such nominee with respect to which
                                             you intend to withhold authority
                                             to vote on the line provided below.
 --                    --
|  | FOR all nominees |  |WITHHOLD AUTHORITY to vote for all nominees
 --                    --
                                             Unless authority to vote for each
                                             nominee is withheld, this Proxy
                                             will be deemed to confer authority
                                             to vote "FOR" each nominee whose
                                             name is not written on the
                                             line provided.
----------------------------------------------

2. Amend Stock Option Plan D by increasing the number of shares subject to the Plan from 2,600,000 to 4,600,000.
      --                        --                       --
     |  |FOR                   |  |AGAINST              |  |ABSTAIN
      --                        --                       --

3. Ratification and approval of the selection of KPMG Peat Marwick LLP as the independent auditors of Cerner Corporation for the fiscal year ending January 2, 1999.
      --                         --                       --
     |  |FOR                    |  |AGAINST              |  |ABSTAIN
      --                         --                       --

(PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED
 ENVELOPE)


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" proposals 1, 2 and 3.

In their discretion, the proxies are to vote upon such other business as may properly come before the meeting which the board of directors does not have knowledge of a reasonable period of time before the solicitation of this proxy.

Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 15, 1998.


                                              DATE: ________________________

                                                    ________________________
                                                       (Signature)

                                                    _________________________
                                                       Signature(s)


                                  PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY
                                  IN THE ENVELOPE PROVIDED.

                                              If you expect to attend the
                                              1998 Annual Meeting of
                                              Shareholders please check
                                                         ---
                                              this box. |   |
                                                         ---


                     CERNER CORPORATION
                 FOUNDATIONS RETIREMENT PLAN


TO:  All Participants

           The Annual Meeting of the Shareholders of Cerner Corporation (the "Company") will be held at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108, on May 22, 1998, commencing at 10:00 a.m. As a participant in the Cerner Corporation Foundations Retirement Plan (the "Plan"), you are entitled to instruct American Century Services, Inc., as trustee of the Plan (the "Trustee"), to vote the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), which have been credited to you under the Plan as of March 27, 1998.

           As of this date, your Plan account has been credited with the number of shares of Common Stock indicated on the label affixed to the bottom of the second page of the enclosed Participant Instruction Form. The number of shares of Common Stock shown includes shares of Common Stock purchased with your elective deferrals, Company matching contributions, and allocations to your account of shares of Common Stock forfeited by terminated associates, as allocated by the provisions of the Plan. Therefore, you may not be fully vested in the total number of shares of Common Stock indicated.

          The Plan gives you the right to direct the Trustee to vote your shares in accordance with your instructions. Your votes are to be indicated on the enclosed Participant Instruction Form and returned to Nikki Zeitner of Cerner Corporation, Mail Drop 1316, no later than May 9, 1997. The Trustee may vote only those shares in the Plan for which valid instructions have been received from the participant. Please sign and date your form and mail it as promptly as possible to Nikki Zeitner at Mail Drop 1316.

Your voting instructions are confidential.


                         AMERICAN CENTURY SERVICES, INC.,
                         as trustee of Cerner Corporation
                         Foundations Retirement Plan

                PARTICIPANT INSTRUCTION FORM
                            UNDER
                     CERNER CORPORATION
                 FOUNDATIONS RETIREMENT PLAN
             FOR ANNUAL MEETING OF SHAREHOLDERS
                        MAY 22, 1998


           I  am  a  participant in the  Cerner  Corporation
Foundations Retirement Plan (the "Plan") of Cerner Corporation (the "Company") entitled to vote the number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") indicated on this form.

          I understand that AMERICAN CENTURY SERVICES, INC., as trustee of the Plan (the "Trustee"), will vote the shares of Common Stock upon instructions from participants. I further understand that I may direct the Trustee to vote certain shares of Common Stock in favor and certain shares of Common Stock against any of the proposals, but that to do so requires separate forms.

           I acknowledge receipt of the Company's Notice of Annual Meeting and Proxy Statement for its Annual Meeting of Shareholders to be held May 22, 1998, at 10:00 a.m., local time, at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108.

          I instruct the Trustee to vote all of my shares of Common Stock as follows:

1.    The  election of Gerald E. Bisbee, Jr. and Michael  E.
Herman as directors.


            FOR              Withheld as to all nominees
            --                       --
           |  |                     |  |
            --                       --

     To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee with respect to which you intend to withhold authority to vote on the line provided below.




     Unless authority to vote for each nominee is withheld, this Proxy will be deemed to confer authority to vote
     "FOR" each nominee whose name is not written on the line provided.

2. To amend Stock Option Plan D to increase the number of shares of Common Stock of the Company subject to the Plan from 2,600,000 to 4,600,000.

        FOR               AGAINST              ABSTAIN
        --                  --                   --
       |  |                |  |                 |  |
        --                  --                   --


3.   Ratification and approval of the selection of KPMG Peat
     Marwick LLP as the independent auditors of Cerner
     Corporation for the fiscal year ending January 2, 1999.

        FOR               AGAINST              ABSTAIN
        --                  --                   --
       |  |                |  |                 |  |
        --                  --                   --

4. Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

           I direct that Clifford W. Illig and Neal L. Patterson, and each or any one of them, be appointed my true and lawful attorneys, agents and proxies with full power of substitution in my name to vote at the Annual Meeting, and at any and all adjournments thereof, with respect to the shares of Common Stock which have been credited to me under the Plan for the purpose of any matters which may properly come before the meeting or any adjournment thereof.



            a  I hereby grant the power of attorney
               referred to above.


            b I hereby withhold the grant of the power of attorney referred to above


                            Date:__________________________, 1998



                             _____________________________________
                                 (Signature of Participant)

                              (Please  sign exactly as  your
                              name  appears on the label  to
                              this form.  If you are signing
                              as  executor, administrator or
                              guardian,  please  give   your
                              full title as such.)

PLEASE   MARK,  SIGN,  DATE  AND  RETURN  THIS   PARTICIPANT
INSTRUCTION  FORM IN THE ENVELOPE PROVIDED TO NIKKI  ZEITNER
AT MAIL DROP 1316.


                       CERNER CORPORATION
                NONQUALIFIED STOCK OPTION PLAN D



1. Purpose of Plan. The purpose of the Plan is to encourage the employees and directors of Cerner Corporation (the "Company") and its subsidiaries and consultants and advisors to the Company and its subsidiaries to participate in the ownership of the Company, and to provide additional incentive for such persons to promote the success of its business through sharing in the future growth of such business.

2. Effectiveness of Plan. The provisions of this Plan shall become effective on the date the Plan is adopted by the Board of Directors of the Company (the "Board of Directors"), and shall govern all options granted hereunder. Nothing in this Plan shall be construed as a modification of any provision of the Cerner Corporation Incentive Stock Option Plan A, the Cerner Corporation Incentive Stock Option Plan B or the Cerner Corporation Incentive Stock Option Plan C.

3. Administration. This Plan shall be administered by a committee of the Board of Directors consisting of not less than two nor more than five members of the Board of Directors (the "Committee") appointed by the members of the Board of Directors. Subject to the terms, provisions and conditions of the Plan, the Committee shall have exclusive authority (i) to select the persons to whom options shall be granted, (ii) to determine the number of shares subject to each option, (iii) to determine the time or times when options will be granted, (iv) to determine the option price of the shares subject to each option, (v) to determine the time when each option may be exercised, (vi) to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and (vii) to determine all other questions relating to the administration of this Plan; provided however, that any grant of an option to one individual in excess of 100,000 shares shall required approval of the Board of Directors.

4. Eligibility. Options to purchase shares of common stock of the Company ("Cerner Common Stock") shall be granted under this Plan only to directors and employees of the Company or of any of its subsidiaries and to advisors and consultants to the Company and any of its subsidiaries.

5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Cerner Common Stock. Subject to any adjustments made pursuant to the provisions of paragraph 10, the aggregate number of shares of Cerner Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 4,600,000. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Cerner Common Stock or any treasury shares of Cerner Common Stock held by the Company.

6. Option Agreement. Each option granted under this Plan shall be evidenced by a nonqualified stock option agreement, which shall be signed by an officer of the Company and by the employee to whom the option is granted (the "optionee"). The terms of said nonqualified stock option agreement shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The granting of an option under this Plan shall be deemed to occur on the date on which the nonqualified stock option agreement evidencing such option is executed by the Company and the optionee. Each nonqualified stock option agreement shall constitute a binding contract between the Company and the optionee, and every optionee, upon the execution of a nonqualified stock option agreement, shall be bound by the terms and restrictions of this Plan and such nonqualified stock option agreement.

7.    Option  Price.  The price at which shares of Cerner  Common
Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee.

8.   Period and Exercise of Option.

      (a) Period--The period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted.

      (b) Exercise--Any option granted under this Plan may be exercised by the optionee (or such other person as the Committee may determine), subject to designation by the Committee in the stock option agreement, only by (i) delivering to the Company written notice of the number of shares with respect to which he is exercising his option right, (ii) paying in full the option price of the purchased shares in cash or (iii) by delivery to the Company of that number of shares of Cerner Common Stock having a fair market value on the date of exercise equal to the sum of the exercise price of the options to be exercised or (iv) surrendering on the date of exercise that number of options which, when multiplied by the excess of the fair market value of the stock which is subject to the surrendered options on the date of exercise over the exercise price for said options, results in a product that is equal to the sum of the exercise price of the remaining options being exercised. Subject to the limitations of this Plan and the terms and conditions of the respective stock option agreement, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option agreement.

      (c) Delivery of certificates--As soon as practicable after receipt by the Company of the notice described in subsection (b), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates representing such shares of stock shall be registered in the name of the optionee and shall be delivered to the optionee. However, no certificate for fractional shares of stock shall be issued by the Company notwithstanding any request therefor. Neither any optionee, nor the legal representative, legatee or distributee of any optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates for such shares have been issued.

      (d) Limitations on exercise--The Committee may impose such limitations on the exercise of any specific nonqualified stock option agreement as it deems appropriate.

9. Nontransferability of Options. No option granted under this Plan shall be transferable or assignable by the optionee, other than by will or by the laws of descent and distribution.

10. Adjustments Upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, the number of shares of Cerner Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Cerner Common Stock may be purchased pursuant to an option granted under this Plan shall also be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

11. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after January 1, 2005, on which date this Plan will expire except as to options then outstanding, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date amend, modify or terminate the Plan; provided, however, that the Committee may not, without approval of the Shareholders of the Company (i) increase the maximum number of shares of Cerner Common Stock as to which options may be granted pursuant to the Plan, (ii) alter the eligibility requirements for optionees under the Plan or (iii) extend the duration of the Nonqualified Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any optionee under any then outstanding option granted hereunder without the consent of such optionee.

12.   Governing  Law.  This Plan and the rights  of  all  persons
claiming   hereunder  shall  be  construed  and   determined   in
accordance with the laws of the State of Missouri.